UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 29th, 2018

CANNABICS PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52403	20-3373669
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, Md 20814

(Address of principal executive offices and Zip Code)

877-424-2429

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 29th, 2018, Itamar Borochov stepped down as Director and CEO of the Company. His resignation was not the result of any dispute with the Corporation. On the same date, the shareholders of the Corporation elected Ehud Rieger to the position of Director and Board Member. Additionally, the shareholders elected current Director and COO Eyal Barad to the position of CEO.

Eyal Barad 52, is a co-founder of Cannabics Inc., founded in 2012, and is a core member of Cannabics Inc.’s management team and brings 20 years of executive managerial experience in successful technology and startup ventures. Mr. Barad received his BA in Economics & International Relations from the Hebrew University in Jerusalem in 1994, and an MBA with Honors from Haifa University in 2007.

Ehud Rieger, 56, brings 30 years of executive corporate experience, is Manager of Alrig Investments & Finance Ltd. since 1991, and is a Board Member of several private and public companies. He held the rank of Major in the Israeli Defense Forces. Ehud obtained his Law Degree from Tel Aviv University in 1989, and MBA at INSEAD in Fontainebleau, France, in 1990.

Related Party – Both Barad and Rieger are shareholders of Cannabics Inc., a Delaware corporation and majority shareholder of the Company.

ITEM 9.01 FINANCIAL STATEMENTS & EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Shareholder’s Resolution
10.2	Resolution of the Board of Directors regarding resignation of Itamar Borochov

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2018

Cannabics Pharmaceuticals Inc.

By: /s/ Eyal Barad
Eyal Barad, Director, CEO